Exhibit 3.2

B Y E - L A W S

of

ASSURED GUARANTY LTD.

TABLE OF CONTENTS

INTERPRETATION
1.	Interpretation
BOARD OF DIRECTORS
2.	Board of Directors
3.	Management of Company
4.	Power to Appoint Managing Director or Chief Executive Officer
5.	Power to Appoint Manager
6.	Power to Authorize Specific Actions
7.	Power to Appoint Attorney
8.	Power to Delegate
9.	Power to Appoint and Dismiss Employees
10.	Power to Borrow and Charge Property
11.	Exercise of Power to Purchase Shares of or Discontinue The Company
12.	Board Size; Classes of Directors
13.	Defects in Appointment Of Directors
14.	Shareholder Proposals and Nominations
15.	Removal of Directors
16.	Other Vacancies on the Board
17.	Notice of Meetings of the Board
18.	Quorum at Meetings of the Board
19.	Meetings of the Board
20.	Unanimous Written Resolutions
21.	Contracts and Disclosure of Directors’ Interests
22.	Remuneration of Directors
OFFICERS
23.	Officers of the Company
24.	Appointment of Officers
25.	Remuneration of Officers
26.	Duties of Officers
27.	Chairman of Meetings

i

28.	Register of Directors and Officers
MINUTES
29.	Obligations of Board to Keep Minutes
INDEMNITY
30.	Indemnification and Exculpation of Directors of the Company and Others
31.	Waiver of Claim by the Company and Shareholders
MEETINGS
32.	Notice of Annual General Meeting
33.	Notice of Special General Meeting
34.	Accidental Omission of Notice of General Meeting
35.	Meeting Called on Requisition of Shareholders
36.	Short Notice
37.	Postponement of Meetings
38.	Quorum for General Meeting
39.	Adjournment of Meetings
40.	Attendance at Meetings
41.	Written Resolutions
42.	Attendance of Directors
43.	Voting at Meetings
44.	Voting by Poll
45.	Decision of Chairman
46.	Instrument of Proxy
47.	Representation of Corporations at Meetings
VOTES OF SHAREHOLDERS
48.	General
49.	Adjustment of Voting Power
50.	Other Adjustments of Voting Power
51.	Notice
52.	Board Determination Binding
53.	Requirement to Provide Information and Notice

CERTAIN SUBSIDIARIES
54.	Voting of Subsidiary Shares
55.	Bye-laws or Articles of Association of Certain Subsidiaries
SHARE CAPITAL AND SHARES
56.	Rights of Shares
57.	Power to Issue Shares
58.	Variation of Rights, Alteration of Share Capital and Purchase of Shares of the Company
59.	Registered Holder of Shares
60.	Death of a Joint Holder
61.	Share Certificates
62.	Calls on Shares
63.	Forfeiture of Shares
64.	Repurchase of Shares
REGISTER OF SHAREHOLDERS
65.	Contents of Register of Shareholders
66.	Inspection of Register of Shareholders
67.	Determination of Record Dates
TRANSFER OF SHARES
68.	Instrument of Transfer
69.	Restrictions on Transfer
70.	Transfers by Joint Holders
TRANSMISSION OF SHARES
71.	Representative of Deceased Shareholder
72.	Registration on Death or Bankruptcy
DIVIDENDS AND OTHER DISTRIBUTIONS
73.	Declaration of Dividends by the Board
74.	Other Distributions
75.	Reserve Fund
76.	Deduction of Amounts Due to the Company

CAPITALIZATION
77.	Issue of Bonus Shares
ACCOUNTS AND FINANCIAL STATEMENTS
78.	Records of Account
79.	Financial Year End
80.	Financial Statements
AUDIT
81.	Appointment of Auditor
82.	Remuneration of Auditor
83.	Vacation of Office of Auditor
84.	Access to Books of the Company
85.	Report of the Auditor
NOTICES
86.	Notices to Shareholders of the Company
87.	Notices to Joint Shareholders
88.	Service and Delivery of Notice
SEAL OF THE COMPANY
89.	The Seal
90.	Manner in which Seal is to be Affixed
WINDING-UP
91.	Winding-Up/Distribution by Liquidator
ALTERATION OF BYE-LAWS
92.	Alteration of Bye-Laws

INTERPRETATION

1.             Interpretation

(1)           In these Bye-laws the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

(a)                                  “Act” means the Companies Act 1981 as amended from time to time;

(b)                                 “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with such person, provided that no Shareholder or indirect holder or owner of shares shall be deemed an Affiliate of another Shareholder solely by the reason of an investment in the Company.  For the purposes of this definition, the term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

(c)                                  “Attribution Percentage” shall mean, with respect to a Shareholder, the percentage of the Shareholder’s shares that are treated as Controlled Shares of a Tentative 9.5% U.S. Shareholder.

(d)                                 “Audit Committee” means the audit committee appointed by the Board in accordance with these Bye-laws, provided that in the event that the Board shall not have appointed an Audit Committee, the Board shall constitute the Audit Committee;

(e)                                  “Auditor” includes any individual, partnership or other entity appointed in accordance with the Act;

(f)                                    “Board” means the Board of Directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

(g)                                 “Cause” means willful misconduct, fraud, gross negligence, embezzlement or any criminal conduct or violation of law or applicable rule of a self-regulatory organization;

(h)                                 “Code” means the Internal Revenue Code of 1986, as amended, of the United States of America;

(i)                                     “Company” means the company for which these Bye-laws are approved and confirmed;

(j)                                     “Compensation Committee” means the compensation committee appointed by the Board in accordance with these Bye-laws, provided that in the event that the Board shall not have appointed a Compensation Committee, the Board shall constitute the Compensation Committee;

(k)                                  “Controlled Shares” in reference to any person means all shares of the Company directly, indirectly or constructively owned by such person as determined pursuant to Section 958 of the Code and Treasury Regulations promulgated thereunder and under Section 957 of the Code;

(l)                                     “Director” means a director of the Company;

(m)                               “Executive Committee” means the executive committee appointed by the Board in accordance with these Bye-laws;

(n)                                 “Finance Committee” means the finance committee appointed by the Board in accordance with these Bye-laws, provided that in the event that the Board shall not have appointed a Finance Committee, the Board shall constitute the Finance Committee;

(o)                                 “indirect” means when referring to a holder or owner of shares, ownership of shares within the meaning of Section 958(a)(2) of the Code;

(p)                                 “9.5% U.S. Shareholder” means a “United States person” as defined in the Code (a “U.S. Person”) whose Controlled Shares constitute nine and one-half percent (9.5%) or more of the voting power (determined without applying the voting power adjustments or eliminations in Bye-laws 49-53 inclusive) of all issued and outstanding shares of the Company and who generally would be required to recognize income with respect to the Company under Section 951(a)(1) of the Code, if the Company were a controlled foreign corporation as defined in Section 957 of the Code and if the ownership threshold under Section 951(b) of the Code were 9.5%.

(q)                                 “Nomination and Governance Committee” means the nomination and governance committee appointed by the Board in accordance with these Bye-laws, provided that in the event that the Board shall not have appointed a Nomination and Governance Committee, the Board shall constitute the Nomination and Governance Committee.

(r)                                    “Notice” means written notice as further defined in these Bye-laws unless otherwise specifically stated;

(s)                                  “Officer” means any person appointed by the Board to hold an office in the Company;

(t)                                    “Register of Directors and Officers” means the Register of Directors and Officers referred to in these Bye-laws;

(u)                                 “Register of Shareholders” means the Register of Shareholders referred to in these Bye-laws and shall be the same “register of members” required to be kept by the Company under the Act;

(v)                                 “Resident Representative” means any person appointed to act as resident representative;

(w)                               “Secretary” means the person appointed to perform any or all the duties of secretary of the Company and includes any deputy or assistant or acting secretary;

(x)                                   “Shareholder” means the person registered in the Register of Shareholders as the holder of shares (sometimes referred to in these Bye-laws as the direct holder) of the Company and shall have the same meaning as the term “Member” in the Act;

(y)                                 “Tentative 9.5% U.S. Shareholder” means a U.S. Person that, but for adjustments or eliminations of the voting power of shares pursuant to Bye-laws 49-53 (inclusive), would be a 9.5% U.S. Shareholder; and

(z)                                   “United States of America” or “U.S.” means the United States of America and dependent territories or any part thereof.

(2)           In these Bye-laws, where not inconsistent with the context:

(a)                                  words denoting the plural number include the singular number and vice versa;

(b)                                 words denoting the masculine gender include the feminine and neuter gender;

(c)                                  words importing persons include individuals, companies, associations, partnerships, firms or bodies of persons whether corporate or not;

(d)                                 the words:

(i)            “may” shall be construed as permissive;

(ii)           “shall” shall be construed as imperative; and

(e)  unless otherwise provided herein words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

(3)           Expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in a visible form.

(4)           Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

BOARD OF DIRECTORS

2.             Board of Directors

The business and affairs of the Company shall be managed and conducted by the Board.

3.             Management of Company

(1)           In managing the business and affairs of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Bye-laws, required to be exercised by the Company in general meeting subject, nevertheless, to these Bye-laws, the provisions of any statute and to such directions as may be prescribed by the Company in general meeting.  The Board may also present any petition and make any application in connection with the liquidation or reorganization of the Company.

(2)           No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

(3)           The Board may procure that the Company pays all expenses incurred in promoting and incorporating the Company.

4.             Power to Appoint Managing Director or Chief Executive Officer

The Board may from time to time appoint one or more Directors to the office of Managing Director or Chief Executive Officer of the Company who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company.

5.             Power to Appoint Manager

The Board may appoint a person to act as manager of the Company’s day-to-day business or any part thereof (and the Board may appoint more than one managers as manager of different parts of the Company’s business) and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business.

6.             Power to Authorize Specific Actions

The Board may from time to time and at any time authorize (and confer powers upon) any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

7.             Power to Appoint Attorney

The Board may from time to time and at any time by power of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorize any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney.  Such attorney may, if so authorized under the seal of the Company, execute any deed or instrument under such attorney’s personal seal with the same effect as the affixation of the seal of the Company.

8.             Power to Delegate

(1)           The Board may delegate any (and all in the case of the Executive Committee) of its powers (including the power to sub-delegate) to a committee appointed by the Board which may consist of one or more Shareholders or wholly of Directors, or partly or entirely of non-Directors, and every such committee shall conform to such directions as the Board shall impose on them. Without limiting the foregoing, such committees may include:

(a)                                  an Audit Committee, which may, among other things, review the internal administrative and accounting controls of the Company and the Company’s subsidiary companies or other companies associated with the Company and recommend to the Board the appointment of Auditor;

(b)                                 a Compensation Committee, which may, among other things, establish and review the compensation of Officers and the compensation policies and procedures of the Company and the Company’s subsidiary companies or other companies associated with the Company;

(c)                                  an Executive Committee, which shall have all of the powers of the Board between meetings of the Board;

(d)                                 a Finance Committee, which may, among other things, establish and review the investment policy of the Company, and review and make recommendations regarding the Company’s capital structure, financing activities and dividend policy; and

(e)                                  a Nominating and Governance Committee, which may, among other things, assist the Board in identifying individuals to be nominated to serve as Directors, establish and review the Company’s governance guidelines and establish and review the compensation of Directors.

(2)           The meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board, and in that connection the Board may authorize a committee to adopt such rules for its meetings (including, without limitation, notice periods and quorum requirements) and the conduct of its affairs as the committee sees fit.

(3)           The Board may delegate to any company, firm, person, or body of persons any power of the Board (including the power to sub-delegate).

9.             Power to Appoint and Dismiss Employees

The Board may appoint, suspend or remove any officer, manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.

10.           Power to Borrow and Charge Property

The Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

11.           Exercise of Power to Purchase Shares of or Discontinue The Company

(1)           The Board may exercise all the powers of the Company to purchase (sometimes referred to in these Bye-laws as “repurchase”) all or any part of its own shares pursuant to the Act provided, however, that such repurchase shall not be made if, in the Board’s determination, it would result in a non-de minimis adverse tax, legal or regulatory consequence to the Company, any of its subsidiaries or any direct or indirect holder of shares or its Affiliates.

(2)           The Board may exercise all the powers of the Company to discontinue the Company to a named country or jurisdiction outside Bermuda pursuant to the Act.

12.           Board Size; Classes of Directors

(1)           The Board shall consist of not less than 3 and not more than 21 Directors (as determined by resolution of the Board of Directors) the exact number to be determined from time to time by resolution adopted by the affirmative vote of at least two-thirds majority of the Board then in office; provided, however, that if no such resolution shall be in effect the number of Directors shall be eight (8) Directors.  Any increase in the size of the Board pursuant to this Bye-law 12(1) shall be deemed to be a vacancy and may be filled in accordance with Bye-law 16 hereof.  Directors shall be elected, except in the case of a vacancy (as provided for in Bye-law 15 or 16, as the case may be), by the Shareholders in the manner set forth in paragraph (2) of this Bye-law 12 at an annual general meeting or any special general meeting called for the purpose and who shall hold office for the term set forth in paragraph (2) of this Bye-law 12.

(2)           The Directors shall be divided into three classes, designated Class I, Class II and Class III.  Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the entire Board of Directors.  The classification of the Directors into three classes (Class I, Class II and Class III) and the appointments to each class made by resolutions of the sole Shareholder passed prior to these Bye-laws coming into effect (as indicated in the resolutions adopting these Bye-laws) shall stand when these Bye-laws come into effect.  Accordingly, the Class I Directors shall initially serve a one year term of office expiring at the annual general meeting for 2005, the Class II Directors shall initially serve a two year term of office expiring at the annual general meeting for 2006, and the Class III Directors shall initially serve a three year term of office expiring at the annual general meeting for 2007.  At the annual general meeting for 2005 and each succeeding annual general meeting, successors to the class of Directors whose term expires at that annual general meeting shall be elected for a three year term.  If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any Director of any class elected to fill a vacancy shall hold office for a term that shall coincide with the remaining term of the other Directors of that class, but in no case shall a decrease in the number of Directors shorten the term of any Director then in office.  A Director shall hold office until the annual general meeting for the year in which his term expires, subject to his office being vacated pursuant to Bye-law 15 or 16. Notwithstanding the foregoing, each Director shall hold office until such Director’s successor shall have been duly elected or until they are removed from office by the Shareholders pursuant to Bye-law 15 or their office is otherwise vacated.  In the event of any change in the number of Directors, the Board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of Directors in each class.

13.           Defects in Appointment Of Directors

All acts done bona fide by any meeting of the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

14.           Shareholder Proposals and Nominations

(1)           If a Shareholder desires to submit a proposal for consideration at an annual general meeting or special general meeting, or to nominate persons for election as Directors at any general meeting duly called for the election of Directors, written notice of such Shareholder’s intent to make such a proposal or nomination must be given and received by the Secretary of the Company at the principal executive office or registered office of the Company not later than (i) with respect to an annual general meeting of Shareholders, ninety (90) days prior to the anniversary date of the immediately preceding annual general meeting, and (ii) with respect to a special general meeting, the close of business on the tenth (10th) day following the date on which notice of such meeting is first sent or given to Shareholders.  Each notice shall describe the proposal or nomination in sufficient detail for a proposal or nomination to be summarized on the agenda for the meeting and shall set forth (i) the name and address, as it appears on the books of the Company, of the Shareholder who intends to make the proposal or nomination; (ii) a representation that the Shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such proposal or nomination; and (iii) the class and number of shares of the Company which are beneficially owned by the Shareholder.  In addition, in the case of a

Shareholder’s proposal, the notice shall set forth the reasons for conducting such proposed business at the meeting and any material interest of the Shareholder in such business.

(2)           In the case of a nomination of any person for election as a Director, the notice shall set forth:  (i) the name and address of any person to be nominated; (ii) a description of all arrangements or understandings between the Shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Shareholder; (iii) such other information regarding such nominee proposed by such Shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, of the United States of America, whether or not the Company is then subject to such Regulation; and (iv) the consent of each nominee to serve as a Director of the Company, if so elected.

(3)           The chairman of the annual general meeting or special general meeting shall, if the facts warrant (as he may determine), refuse to acknowledge a proposal or nomination not made in compliance with the foregoing procedure, and any such proposal or nomination not properly brought before the meeting shall not be considered.

(4)           Notwithstanding anything contained in these Bye-laws to the contrary, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the total combined voting power of all the issued and outstanding shares of the Company (after giving effect to any adjustments or eliminations of voting power under Bye-laws 49-53 inclusive) shall be required to amend or repeal, or adopt any Bye-law provision inconsistent with, this Bye-law 14.

15.           Removal of Directors

(1)           The Shareholders may, at any annual general or special general meeting convened and held in accordance with these Bye-laws, remove a Director before the expiry of his term only for Cause by the affirmative vote of Shareholders holding at least a majority of the total combined voting power of all of the issued and outstanding shares of the Company (after giving effect to any adjustments or eliminations of voting power under Bye-laws 49-53 inclusive); provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served upon such Director not less than 14 days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director’s removal without prejudice to Bye-law 41.

(2)           A vacancy on the Board created by the removal of a Director under the provisions of paragraph (1) of this Bye-law may be filled by the affirmative vote of Shareholders holding at least a majority of the total combined voting power of all of the issued and outstanding shares of the Company (after giving effect to any adjustments or eliminations of voting power under Bye-laws 49-53 inclusive) at the meeting at which such Director is removed and, in the absence of such election or appointment, the Board may fill the vacancy.  A Director so elected or appointed shall hold office until the next annual general meeting or until such Director’s office is otherwise vacated and shall serve within the same class of Directors as the predecessor.  If term of such class extends beyond such next annual general meeting, then at such next annual general meeting the Shareholders shall elect a Director to serve the remaining term of such class.

16.           Other Vacancies on the Board

(1)           The Board shall have the power from time to time and at any time to appoint any person as a Director to fill a vacancy on the Board occurring as the result of any of the events listed in paragraph (3) of this Bye-law 16 or from an increase in the size of the Board of Directors pursuant to Bye-law 12.  The Board shall also have the power from time to time to fill any vacancy left unfilled at a general meeting.  A Director appointed by the Board to fill a vacancy shall hold office until the next annual general meeting or until such Director’s office is otherwise vacated and, if such Director is appointed to fill a vacancy occurring as a result of any of the events listed in paragraph 16(3), shall serve within the same class of Directors as the predecessor but otherwise when filling the vacancy, the Board shall assign the Director to a class in keeping with the provisions of Bye-law 12(2).  If term of such class extends beyond such next annual general meeting, then at such next annual general meeting the Shareholders shall elect a Director to serve the remaining term of such class.

(2)           The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting of the Company, or (ii) preserving the assets of the Company.

(3)           The office of a Director shall be vacated if the Director:

(a)                                  is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

(b)                                 is or becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c)                                  is or becomes disqualified, of unsound mind, or dies; or

(d)                                 resigns his or her office by notice in writing to the Company, or ceases to be employed at all or employed by the Company in a different capacity.

17.           Notice of Meetings of the Board

(1)           The Chairman may, and the Chairman may instruct the Secretary on the requisition of a majority of the Directors then in office shall, at any time, upon three days’ notice, summon a meeting of the Board, provided that all the Directors may consent to a shorter notice period.

(2)           Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally in person or by telephone or otherwise communicated or sent to such Director by post, telecopier, facsimile, email or other mode of representing words in a legible and non-transitory form at such Director’s last known address or any other address given by such Director to the Company for this purpose.

18.           Quorum at Meetings of the Board

The quorum necessary for the transaction of business at a meeting of the Board shall be at least one-half of the total number of the Directors then in office, present in person or represented by a duly authorized representative appointed in accordance with the Act, provided that at least two Directors are present in person.

19.           Meetings of the Board

(1)           The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.

(2)           Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting, provided, however, that no Director may participate in any meeting while that Director is physically present in the United States of America.

(3)           A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

20.           Unanimous Written Resolutions

A resolution in writing signed by all the Directors which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution provided that any such resolution shall be valid only if (i) the last signature of a Director is affixed outside the United States of America and (ii) the Board has not determined that the use of a resolution in writing would result in a non-de minimis adverse tax, regulatory or legal consequence to the Company, any subsidiary of the Company, or any direct or indirect holder of shares or its Affiliates.

21.           Contracts and Disclosure of Directors’ Interests

(1)           Any Director may hold any other office or place of profit under the Company, and any Director, or any Director’s firm, partner or any company or enterprise with whom any Director is associated, may act in any capacity for the Company and such Director or such Director’s firm, partner or such company or enterprise shall be entitled to remuneration for services or work as if such Director were not a Director, provided that nothing herein contained shall authorize a Director or Director’s firm, partner or such company or enterprise to act as Auditor of the Company.

(2)           A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

(3)           Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

22.           Remuneration of Directors

The remuneration and benefits (if any) of the Directors shall be determined by the Compensation Committee and shall be deemed to accrue from day to day.  The Directors may also be paid or reimbursed for all travel, hotel and other expenses properly and reasonably incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company or in connection with the business of the Company or their duties as Directors generally.

OFFICERS

23.           Officers of the Company

The Officers of the Company shall consist of a Chairman, a Deputy Chairman and a Secretary and additionally may consist of any of the following Officers: a Chief Executive Officer, a President and one or more Executive Vice Presidents and Vice Presidents, a Chief Financial Officer, a Chief Actuary, a General Counsel and such additional Officers as the Board may from time to time determine and appoint, all of whom shall be deemed to be Officers for the purposes of these Bye-laws.

24.           Appointment of Officers

(1)           The Board shall appoint a Chairman and a Deputy Chairman who shall be Directors and who shall hold office for such period as the Board may determine.

(2)           The Secretary and additional Officers, if any, shall be appointed by the Board from time to time.

25.           Remuneration of Officers

The Officers shall receive such remuneration and benefits as the Compensation Committee may from time to time determine.

26.           Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them from time to time by the Board or, in the case of Officers other than the Chief Executive Officer, by the Chief Executive Officer.

27.           Chairman of Meetings

The Chairman, and if not, the President, shall act as chairman at all meetings of the Shareholders and of the Board at which such person is present.  In their absence the Deputy

Chairman or any of the Executive Vice Presidents, if present, shall act as chairman and in the absence of all of them a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

28.           Register of Directors and Officers

The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

MINUTES

29.           Obligations of Board to Keep Minutes

(1)           The Board shall cause minutes to be duly entered in books provided for the purpose:

(a)                                  of all elections and appointments of Officers;

(b)                                 of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

(c)                                  of all resolutions and proceedings of general meetings of the Shareholders, meetings of the Board, meetings of managers and meetings of committees appointed by the Board.

(2)           Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

INDEMNITY

30.           Indemnification and Exculpation of Directors of the Company and Others

(1)           The Directors, Secretary, other Officers (such term to include, for the purposes of Bye-laws 30-31, any person appointed to any committee by the Board and any person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and the Resident Representative for the time being acting in relation to any of the affairs of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of the said person.

(2)           No Director, Secretary, other Officer or Resident Representative and no liquidator or trustee (if any) of the Company (and their heirs, executors and administrators) for the time being acting in relation to any of the affairs of the Company shall be liable for the acts, receipts, neglects or defaults of any other Director or Officer or other person, or for any loss or expense incurred by the Company through the insufficiency or deficiency of title to any property acquired by the Board for or on behalf of the Company, or for the insufficiency or deficiency of any security in or upon which any of the monies of the Company is invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities or effects is deposited, or for any loss occasioned by any error of judgment, omission, default or oversight on his or her part, or for any other loss, damage or misfortune whatever which shall happen in relation to the execution of the duties of his or her office, or in relation thereto, unless the same happens through fraud or dishonesty on his or her part.

(3)           Each Director, Secretary, other Officer and the Resident Representative and the liquidator or trustee (if any) of the Company, and his or her heirs, executors and administrators, shall be indemnified out of the assets of the Company against all liabilities, losses, costs and expenses which he or she or any of his or her heirs, executors or administrators, incur or may incur or sustain, by or by reason of any act, by such person, or other person or a collective of persons (including without limitation the Board) or by the Company, done, concurred in or omitted in or about the execution of his, her or their duty, or supposed duty, or in his, her or their respective offices or trusts, in defending or appearing or giving evidence in any proceedings (such term to include, for the purposes of this Bye-law, threatened proceedings, investigations and enquiries, whether by a regulatory authority, prosecutions authority or otherwise), whether civil or criminal, including where allegations of fraud and dishonesty are made against such Director or other person, and, the Company shall pay to or on behalf of such Director or other person any and all funds associated in defending or appearing or giving evidence in such proceedings (including without limitation independent representation and counseling by an attorney or other professional selected by such Director or other person concerned) as and when such liabilities, losses, costs and expenses are incurred, provided that in the event of a finding of fraud or dishonesty (such fraud or dishonesty having been established in a final judgment or decree not subject to appeal), such Director or other person shall reimburse to the Company all funds paid by the Company in respect of liabilities, losses, costs and expenses of defending such proceedings.

(4)           The provisions of this Bye-law 30 shall apply to, and for the benefit of, any person acting as (or with the reasonable belief that he or she will be appointed or elected as) a Director, Secretary, other Officer, the Resident Representative, or liquidator or trustee in the reasonable belief that he or she has been so appointed or elected notwithstanding any defect in such appointment or election and to any person who is no longer, but at one time was, a Director, Secretary, other Officer, Resident Representative or liquidator or trustee of the Company.

31.           Waiver of Claim by the Company and Shareholders

(1)           The Company and each Shareholder agree to waive any claim or right of action the Company or such Shareholder might have, whether individually or by or in the right of the Company, against any Director, Secretary, other Officer, Resident Representative or liquidator or trustee of the Company on account of any action taken by such Director or other such person, or the failure of such Director or other person to take any action, in the performance of his or her duties with or for the Company, provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or other person.

(2)           The provisions of this Bye-law 31 shall apply to, and for the benefit of, any person acting as (or with the reasonable belief that he or she will be appointed or elected as) a Director, Secretary, other Officer, the Resident Representative, or liquidator or trustee in the reasonable belief that he or she has been so appointed or elected notwithstanding any defect in such appointment or election and to any person who is no longer, but at one time was, a Director, Secretary, other Officer, Resident Representative or liquidator or trustee of the Company.

MEETINGS

32.           Notice of Annual General Meeting

The annual general meeting of the Company shall be held in each year other than the year of incorporation at such time and place as the President or the Chairman, or any two Directors or any Director and the Secretary or the Board shall appoint.  At least 20 days’ notice of such meeting shall be given to each Shareholder entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat.

33.           Notice of Special General Meeting

The President or the Chairman or any Director and the Secretary or the Board may convene a special general meeting of the Company whenever in their judgment such a meeting is necessary, upon not less than five days’ notice to each Shareholder entitled to attend and vote thereat which shall state the date, time, place and the general nature of the business to be considered at the meeting.

34.           Accidental Omission of Notice of General Meeting

The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

35.           Meeting Called on Requisition of Shareholders

Notwithstanding anything herein, the Board shall, on the requisition of Shareholders holding at the date of the deposit of the requisition shares representing not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of the Act shall apply.

36.           Short Notice

A general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Shareholders entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Shareholders having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

37.           Postponement of Meetings

The Chairman or the President or any two Directors may, and the Secretary on instruction from the Chairman or the President or any two Directors shall, postpone any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement is given to each Shareholder before the time for such meeting.  Fresh notice of the date, time and place for the postponed meeting shall be given to each Shareholder in accordance with the provisions of these Bye-laws.

38.           Quorum for General Meeting

At the commencement of any general meeting of the Company, two or more persons present in person and representing in person or by proxy shares representing more than fifty percent (50%) of the issued and outstanding shares entitled to vote at the meeting (without applying adjustments or eliminations of voting power of shares pursuant to Bye-laws 49-53 inclusive) shall form a quorum for the transaction of business, provided that, if the Company shall at any time have only one Shareholder, one Shareholder present in person or by proxy shall form a quorum for the transaction of business at any general meeting of the Company held during such time. If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. If the meeting shall be adjourned to the same day one week later or the Secretary shall determine that the meeting is adjourned to a specific date, time and place, it is not necessary to give notice of the adjourned meeting other than by announcement at the meeting being adjourned.  If the Secretary shall determine that the meeting be adjourned to an unspecified date, time or place, fresh notice of the resumption of the meeting shall be given to each Shareholder entitled to attend and vote thereat in accordance with the provisions of these Bye-laws.

39.           Adjournment of Meetings

(1)           The chairman of a general meeting may, with the consent of the majority of the Shareholders present at any general meeting at which a quorum is present (and shall if so directed), adjourn the meeting.  In addition, the chairman may adjourn the meeting to another time and place without such consent or direction if it appears to him that:

(a)                                  it is likely to be impracticable to hold or continue that meeting because of the number of Shareholders wishing to attend who are not present;

(b)                                 the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or

(c)                                  an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

(2)           Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Shareholder entitled to attend and vote thereat in accordance with the provisions of these Bye-laws.

40.           Attendance at Meetings

(1)           If the chairman of the meeting consents, Shareholders may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

(2)           The Board may, and at any general meeting, the chairman of such meeting may make any arrangement and impose any requirement or restriction as may be considered appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place.  The Board and, at any general meeting, the chairman of such meetings are entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions.

41.           Written Resolutions

(1)           Subject to paragraph (7), anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Shareholders of the Company, may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or, in the case of a Shareholder that is a corporation, whether or not a company within the meaning of the Act, on behalf of, all the Shareholders who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

(2)           A resolution in writing may be signed by, or, in the case of a Shareholder that is a corporation, whether or not a company within the meaning of the Act, on behalf of, all the Shareholders, or any class thereof, in as many counterparts as may be necessary.

(3)           A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Shareholders and such resolution passed shall constitute the holding of a meeting so required under the Act.

(4)           For the purposes of this Bye-law, the date of the resolution is the date when the resolution is signed by, or, in the case of a Shareholder that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Shareholder to sign and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

(5)           A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Shareholders, as the case may be (provided that any such resolution shall be valid only if the last signature of or on behalf of a Shareholder is affixed outside the United States of America), and any reference in any Bye-law to a meeting at which a resolution is passed or to Shareholders voting in favor of a resolution shall be construed accordingly.

(6)           A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of the Act.

(7)           This Bye-law shall not apply to a resolution passed to remove an Auditor or a Director from office before the expiration of his term of office.

42.           Attendance of Directors

The Directors of the Company shall be entitled to receive notice of and to attend and be heard at any general meeting.

43.           Voting at Meetings.  Subject to the provisions of the Act and these Bye-laws, any question proposed for the consideration of the Shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast, but in all cases after giving effect to any adjustments or eliminations of voting power pursuant to Bye-laws 49-53 (inclusive), cast in accordance with the provisions of these Bye-laws and in the case of an equality of votes the resolution shall fail.

44.           Voting by Poll

(1)           At any general meeting, a resolution put to the vote of the meeting or any question proposed for the consideration of the Shareholders shall, in the first instance, be voted upon by poll, subject to any rights or restrictions for the time being lawfully attached to any class or series of shares, including, without limitation, the provisions of Bye-laws 49-53 (inclusive) on the adjustments or eliminations of voting power.

(2)           Where, in accordance with the provisions of paragraph (1) of this Bye-law 44, subject to any rights or restrictions for the time being lawfully attached to any class or series of shares, every person present at such meeting shall have for each voting share of which such person is the holder or for which such person holds a proxy, the number of votes determined pursuant to Bye-laws 49-53 (inclusive) and such votes shall be counted in the manner set out in paragraph (4) of this Bye-law or in the case of a general meeting at which one or more Shareholders are present by telephone in such manner as the chairman of the meeting may direct.  A person entitled to more than one vote need not use all of his votes or cast all the votes he uses in the same way.  The result of such poll shall be deemed to be the resolution of the meeting at which the poll and for the avoidance of doubt, shall replace any previous resolution upon the same matter which may have been the subject of a vote on a show of hands.

(3)           A poll taken in accordance with the provisions of paragraph (1) of this Bye-law 44 on a question of adjournment shall be taken forthwith and a poll taken on any other question shall be taken in such manner and at such time and place as the chairman (or acting chairman) of the general meeting may direct and any business may be proceeded with pending the taking of the poll.

(4)           Where a vote is taken by poll, each person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his or her vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialed or otherwise marked so as to identify the voter and the registered holder in the case of a proxy.  At the conclusion of the poll, the ballot papers shall be examined and counted by a committee of not less than two Shareholders or proxy holders or representatives appointed by the chairman of the meeting for the purpose and the result of the poll shall be declared by the chairman of the meeting.

45.           Decision of Chairman

(1)           At any general meeting if an amendment shall be proposed to any resolution under consideration and the chairman of the meeting shall rule on whether the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

(2)           At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall be conclusive evidence of that fact.

46.           Instrument of Proxy

(1)           Every Shareholder entitled to vote has the right to do so either in person or by one or more persons authorized by a proxy executed and delivered in accordance with these Bye-laws.

(2)           A Person so authorized as a proxy shall be entitled to exercise the same power on behalf of the grantor of the proxy as the grantor could exercise at a general meeting of the Company.

(3)           Any Shareholder may appoint a standing proxy or (if a corporation, by a representative pursuant to Bye-law 47) by depositing at the registered office of the Company, or at such place or places as the Board may otherwise specify from time to time for the purpose, a proxy or (if a corporation) an authorization and such proxy or authorization shall be valid for all general meetings and adjournments thereof or, resolutions in writing, as the case may be, until notice of revocation is received at the registered office of the Company, or at such place or places as the Board may otherwise specify from time to time for the purpose.  A person so authorized as a proxy or representative shall be entitled to exercise the same power on behalf of the grantor of the authority as the grantor could exercise and the grantor shall for the purposes of these Bye-laws be deemed to be present in person at any such meeting if a person so authorized is present at the meeting.  Where a standing proxy or authorization exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Shareholder is present or in respect to which the Shareholder has specially appointed a proxy or representative. The Board may from time to time require such evidence as it shall deem necessary or appropriate as to the due execution and continuing validity of any such standing proxy or authorization and the operation of any such standing proxy or authorization shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it.

(4)           Subject to paragraph (3) of this Bye-law the instrument appointing a proxy together with such other evidence as to its due execution as the Board may from time to time require shall be delivered at the registered office of the Company (or at such place or places as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case in any document sent therewith), prior to the holding of the relevant meeting or adjourned meeting at which the individual named in the instrument proposes to vote and in default the instrument of proxy shall not be treated as valid.

(5)           Instruments of proxy shall be in such form as the Board may approve (including, without limitation, written or electronic form) and the Board may, if it thinks fit, send out with the notice of any meeting forms of instruments of proxy for use at the meeting.  The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll (as the Act may permit persons to demand a poll) and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit.  The instrument of proxy shall unless the contrary is stated therein be valid as well for any adjournment of the meeting as for the meeting to which it relates.

(6)           A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or unsoundness of mind of the principal subsequent to giving the proxy but before the vote, or revocation of the instrument of proxy or of the authority under which it was executed.

(7)           The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

47.           Representation of Corporations at Meetings

A corporation which is a Shareholder may, by written instrument, authorize such person as it thinks fit to act as its representative at any meeting of the Shareholders or for all meetings of the Shareholders or for all meetings of the Shareholders for a certain or determinable period or until revocation and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Shareholder and that Shareholder shall be deemed to be present in person at any such meeting attended by its authorized representative or representatives.  Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Shareholder.

VOTES OF SHAREHOLDERS

48.           General

Subject to the provisions of Bye-laws 49-53 (inclusive) below, and subject to any rights and restrictions for the time being attached to any class or classes or series of shares, every Shareholder shall have one vote for each share carrying the right to vote on the matter in question of which he is the holder.  Notwithstanding any other provisions of these Bye-laws, all determinations in these Bye-laws that are made by or subject to a vote or approval of Shareholders shall be based upon the voting power of such Shareholders’ shares as determined pursuant to Bye-laws 49-53 (inclusive).

49.           Adjustment of Voting Power

(1)           The voting power of all shares is hereby adjusted (and shall be automatically adjusted in the future) to the extent necessary so that there is no 9.5% U.S. Shareholder.  The Board shall implement the foregoing in the manner provided herein provided, however, that the foregoing provision and the remainder of this Bye-law 49 shall not apply in the event that one Shareholder owns greater than 75% of the voting power of the issued and outstanding shares of the Company determined without applying the voting power adjustments or eliminations under Bye-laws 49-53 (inclusive).

(2)           The Board shall from time to time, including prior to any time at which a vote of Shareholders is taken, take all reasonable steps necessary to ascertain, including those specified in Bye-law 53, through communications with Shareholders or otherwise, whether there exists, or will exist at the time any vote of Shareholders is taken, a Tentative 9.5% U.S. Shareholder.

(3)           In the event that a Tentative 9.5% U.S. Shareholder exists, the aggregate votes conferred by shares held by a Shareholder and treated as Controlled Shares of that Tentative 9.5% U.S. Shareholder shall be reduced to the extent necessary such that the Controlled Shares of the Tentative 9.5% U.S. Shareholder will constitute less than 9.5% of the voting power of all issued and outstanding shares.  In applying the previous sentence where shares held by more than one Shareholder are treated as Controlled Shares of such Tentative 9.5% U.S. Shareholder, the reduction in votes shall apply to such Shareholders in descending order according to their respective Attribution Percentages, provided that, in the event of a tie, the reduction shall apply pro rata to such Shareholders.  The votes of Shareholders owning no shares treated as Controlled Shares of any Tentative 9.5% U.S. Shareholder shall, in the aggregate, be increased by the same number of votes subject to reduction as described above provided however that no shares shall be conferred votes to the extent that doing so will cause any Shareholder to be treated as a 9.5% U.S. Shareholder.  Such increase shall be apportioned to all such Shareholders in proportion to their voting power at that time, provided that such increase shall be limited to the extent necessary to avoid causing any person to be a 9.5% U.S. Shareholder.  The adjustments of voting power described in this Bye-law shall apply repeatedly until there is no 9.5% U.S. Shareholder.  The Board of Directors may deviate from any of the principles described in this Bye-law and determine that shares held by a Shareholder shall carry different voting rights as it determines appropriate (1) to avoid the existence of any 9.5% U.S. Shareholder or (2) to avoid adverse tax, legal or regulatory consequences to the Company, any subsidiary of the Company, or any direct or indirect holder of shares or its Affiliates.  For the avoidance of doubt, in applying the provisions of Bye-laws 49-53 (inclusive), a share may carry a fraction of a vote.

50.           Other Adjustments of Voting Power

In addition to the provisions of Bye-law 49, any shares shall not carry any right to vote to the extent that the Board of Directors determines, that it is necessary that such shares should not carry the right to vote in order to avoid adverse tax, legal or regulatory consequences to the Company, any subsidiary of the Company, or any other direct or indirect holder of shares or its Affiliates, provided that no adjustment pursuant to this sentence shall cause any person to become a 9.5% U.S. Shareholder.

51.           Notice

Prior to the meeting on which Shareholders shall vote on any matter (or prior to any vote in the case of notification to Shareholders specified in item (3) of this Bye-law), the Board shall use best efforts to (1) retain the services of an internationally recognized accounting firm or organization with comparable professional capabilities in order to assist the Company in applying the principles of Bye-laws 49-50 and (2) obtain from such firm or organization a statement describing the information obtained and procedures followed and setting forth the determinations made with respect to Bye-laws 49-50, and (3) notify in writing or orally each Shareholder of the voting power conferred by its shares determined in accordance with Bye-laws 49-50.  For the avoidance of doubt, any failure by the Board to comply with any of the provisions of this Bye-law shall not invalidate any votes cast or the proceedings at the meeting.

52.           Board Determination Binding

Any determination by the Board as to any adjustments or eliminations of voting power of any shares made pursuant to Bye-laws 49-53 (inclusive) shall be final and binding and any vote taken based on such determination shall not be capable of being challenged solely on the basis of such determination.

53.           Requirement to Provide Information and Notice

(1)           The Board shall have the authority to request from any direct or indirect holder of shares, and such holder of shares shall provide, such information as the Board may reasonably request for the purpose of determining whether any holder’s voting rights are to be adjusted.  If such holder fails to respond to such a request, or submits incomplete or inaccurate information in response to such a request, the Board may determine in its discretion that such holder’s shares shall carry no voting rights in which case such shares shall not carry any voting rights until otherwise determined by the Board.

(2)           Any direct or indirect holder of shares shall give notice to the Company within ten days following the date that such holder acquires actual knowledge that it is the direct or indirect holder of Controlled Shares of 9.5% or more of the voting power of all issued and outstanding shares of the Company (without giving effect to voting power adjustments or eliminations under Bye-laws 49-53 (inclusive).

(3)           Notwithstanding the foregoing, no Shareholder shall be liable to any other Shareholder or the Company for any losses or damages resulting from such Shareholder’s failure to respond to, or submission of incomplete or inaccurate information in response to, a request under paragraph (1) or from such Shareholder’s failure to give notice under paragraph (2) of this Bye-law 53.

(4)           Any information provided by any Shareholder to the Company pursuant to this Bye-law 53 or for purposes of making the analysis required by Bye-laws 49-50, shall be deemed “confidential information” (the “Confidential Information”) and shall be used by the Company solely for the purposes contemplated by such Bye-laws (except as may be required otherwise by applicable law or regulation). The Company shall hold such Confidential Information in strict confidence and shall not disclose any Confidential Information that it receives, except (i) to the U.S. Internal Revenue Service (the “Service”) if and to the extent the Confidential Information is required by the Service, (ii) to any outside legal counsel or accounting firm engaged by the Company to make determinations regarding the relevant Bye-laws or (iii) as otherwise required by applicable law or regulation.

(5)           For the avoidance of doubt, the Company shall be permitted to disclose to the Shareholders and others the relative voting percentages of all Shareholders after application of Bye-laws 49-53 (inclusive).  At the written request of a Shareholder, the Confidential Information of such Shareholder shall be destroyed or returned to such Shareholder after the later to occur of (i) such Shareholder no longer being a Shareholder or (ii) the expiration of the applicable statute of limitations with respect to any Confidential Information obtained for purposes of engaging in any tax-related analysis.

CERTAIN SUBSIDIARIES

54.           Voting of Subsidiary Shares

Notwithstanding any other provision of these Bye-laws to the contrary, if the Company is required or entitled to vote at a general meeting of any direct non-U.S. subsidiary of the Company, the Board shall refer the subject matter of the vote to the Shareholders of the Company on a poll (subject to Bye-laws 49-53 inclusive) and seek authority from the Shareholders for the Company’s corporate representative or proxy to vote in favor of the resolution proposed by the subsidiary.  The Board shall cause the Company’s corporate representative or proxy to vote the Company’s shares in the subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company’s corporate representative or proxy to vote the appropriate proportion of its shares for and the appropriate proportion of its shares against the resolution proposed by the subsidiary.  The Board shall have authority to resolve any ambiguity.

55.           Bye-laws or Articles of Association of Certain Subsidiaries

The Board in its discretion shall require that the Bye-laws or Articles of Association or similar organizational documents of each subsidiary of the Company, organized under the laws of a jurisdiction outside the United States of America, other than any non-U.S. subsidiary that is a direct or indirect subsidiary of a U.S. Person, shall contain provisions substantially similar to Bye-laws 49-53 (inclusive).  The Company shall enter into agreements, as and when determined by the Board, with each such subsidiary, only if and to the extent reasonably necessary and permitted under applicable law, to effectuate or implement this Bye-law.

SHARE CAPITAL AND SHARES

56.           Rights of Shares

Without prejudice to any special rights previously conferred on the holders of any existing shares or class or series of shares, the share capital of the Company shall consist of at least one class of common shares that carry voting rights.  The holders of shares shall, subject to the provisions of these Bye-laws and unless shares held are not common shares and are classes or series of shares with additional or other rights and restrictions:

(a)                                  be entitled to one vote per share but subject to any adjustments or eliminations of voting power under Bye-laws 49-53 (inclusive);

(b)                                 be entitled to such dividends as the Board may from time to time declare;

(c)                                  in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganization or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

(d)                                 generally be entitled to enjoy all of the rights attaching to shares.

57.           Power to Issue Shares

(1)           Subject to the restrictions, if any that are provided for in these Bye-laws from time to time and without prejudice to any special rights previously conferred on the holders of any existing shares or class or series of shares, the Board shall have power to issue any unissued shares of the Company on such terms and conditions and with such rights and restrictions as it may determine and any shares or class or series of shares may be issued with such preferred, deferred, redemption, repurchase or other special rights or such restrictions, whether in regard to dividend, voting (including, without limitation, shares which do not carry any voting rights), return of capital or otherwise as the Board may determine.  Further, the Board may create and issue shares of a new class or series or of any existing class or series of shares and the Board may generally exercise the powers of the Company namely to (a) divide its shares into several classes or series and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions; (b) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares; (c) subdivide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association of the Company, provided however that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of a share from which the reduced share is derived; (d) make provision for the issue and allotment of shares which do not carry any voting rights; and (e) cancel shares which, at the date of the passing of the resolution of the Board in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of the Company’s share capital by the amount of the shares so cancelled, without the need of any specific approval of the Shareholders as might otherwise be required by such sections of the Act.  The Board may also issue options, warrants or other rights to purchase or acquire shares or, subject to the Act, securities convertible into or exchangeable for shares (including, without limitation, any employee benefit plan providing for the issue of shares or options or rights in respect thereof) on such terms, conditions and other provisions as are fixed by the Board, including, without limiting the generality of this authority, conditions that preclude or limit any person or persons owning or offering to acquire a specified number or percentage of the outstanding shares, option rights, securities having conversion or option rights, or obligations of the Company or transferee of the person or persons from exercising, converting, transferring or receiving the shares, option rights, securities having conversion or option rights, or obligations and, at such times, for such consideration and on such terms and conditions as it may determine.  Without limiting the generality of the foregoing, the Board may create and issue shares including, but not limited to, series of preferred shares (which may or may not be separate classes of preferred shares), at such times, for such consideration and on such terms and conditions, with similar or different rights or restrictions as any other class or series and to establish from time to time the number of preferred shares to be included in each such class or series, and to fix the designation, powers, preferences, voting rights, dividend rights, redemption, repurchase provisions, and other rights, qualifications, limitations or restrictions thereof, as it may determine.  Notwithstanding the foregoing or any other provision of these Bye-laws (except for the immediately following sentence), the Company shall not issue any shares or grant options or warrants in any manner that the Board determines may result in a non-de minimis adverse tax, legal or regulatory consequence to the Company, any of its subsidiaries or any direct or indirect holder of shares or its Affiliates.  The immediately preceding sentence shall not apply to any issuance of shares or to grants of options or warrants to a person acting as an underwriter in the ordinary course of its business, purchasing such shares, options or warrants pursuant to a purchase agreement to which the Company is a party, for resale.

(2)           The Board shall, in connection with the issue of any share, have the power to authorize the Company to pay such commission and brokerage as may be permitted by law.

(3)           Except as authorized by the Board and permitted by applicable law, the Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of a purchase or subscription made or to be made by any person of or for any shares in the Company, but nothing in this Bye-law shall prohibit transactions permitted under the Act.

(4)           The Company may from time to time do any one or more of the following things:

(a)                                  make arrangements on the issue of shares for a difference between the Shareholders in the amounts and times of payments of calls on their shares;

(b)                                 accept from any Shareholder the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up;

(c)                                  pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others; and

(d)                                 issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding up.

58.           Variation of Rights, Alteration of Share Capital and Purchase of Shares of the Company

(1)           Subject to the provisions of the Act, any preference or preferred shares may be issued or converted into shares that, at a determinable date or at the option of the Company, are liable to be redeemed on such terms and in such manner as, before the issue or conversion, may be determined by the Board.

(2)           If at any time the share capital is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or series or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class or series.  The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or having less rights.  Further, the rights attaching to the common shares shall be deemed not to be varied by the creation or issue of any share ranking in priority for payment of a dividend or with any other rights more favorable than those conferred by the common shares.

(3)           The Company may from time to time by resolution of the Shareholders or pursuant to Bye-law 57 (as applicable) change the currency denomination of, increase, alter, divide, consolidate, subdivide, diminish or reduce its share capital in accordance with the provisions of the Act.  Where, on any change or reduction of share capital as aforesaid, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit, including, without limiting the generality of the foregoing, the issue to Shareholders, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of Shareholders.

(4)           The Company may from time to time purchase (or repurchase) its own shares in accordance with the provisions of the Act on such terms as the Board shall think fit.

(5)           Notwithstanding the foregoing, the Company shall not vary the rights attaching to any class or series of shares, change or reduce its share capital or purchase (or repurchase) its own shares if the Board, after taking into account, among other things, adjustments or eliminations of voting power contained in Bye-laws 49-53 (inclusive), determines that any non-de minimis adverse tax, regulatory or legal consequences to the Company, any subsidiary of the Company, or any direct or indirect holder of shares or its Affiliates would result from such action.

59.           Registered Holder of Shares

(1)           The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person.

(2)           Any dividend, interest or other moneys payable in cash in respect of shares may be paid by check or draft sent through the post directed to the Shareholder at such Shareholder’s address in the Register of Shareholders or, in the case of joint holders, to such address of the holder first named in the Register of Shareholders, or to such person and to such address as the holder or joint holders may in writing direct.  If two or more persons are registered as joint holders of any shares, any one can give an effectual receipt for any dividend paid in respect of such shares.

60.           Death of a Joint Holder

Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders, the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognize no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

61.           Share Certificates

(1)           Every Shareholder shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class or series of shares held by such Shareholder and whether the same are fully paid up and, if not, how much has been paid thereon.  The Board may determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.  Notwithstanding Bye-law 90, the Board may determine that a share certificate need not be signed on behalf of the Company or that the seal of the Company need not be attested.

(2)           The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom such shares have been allotted.

(3)           If any such certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid or destroyed, the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

62.           Calls on Shares

(1)           The Board may from time to time make such calls as it thinks fit upon the Shareholders in respect of any monies unpaid on the shares allotted to or held by such Shareholders and, if a call is not paid on or before the day appointed for payment thereof, the Shareholder may, at the discretion of the Board, be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment.  The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

(2)           The Board may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

(3)           Any sum which by the terms of allotment of a share becomes payable upon issue or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for all the purposes of these Bye-laws be deemed to be a call duly made and payable, on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these Bye-laws as to payment of interest, costs, charges and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

(4)           The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

(5)           The Company may accept from any Shareholder the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up.

63.           Forfeiture of Shares

(1)           If any Shareholder fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Shareholder, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward to such Shareholder a notice in the form, or as near thereto as circumstances admit, of Form “A” in the Schedule hereto.

(2)           If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

(3)           A Shareholder whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

(4)           The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed.  Subject to those terms and conditions, a surrendered share shall be treated as if it has been forfeited.

64.           Repurchase of Shares

(1)           If the Board determine that share ownership by any person may result in a non-de minimis adverse tax, legal or regulatory consequences to the Company, any subsidiary of the Company, or any other direct or indirect holder of shares or its Affiliates (including if such consequence arises as a result of any such U.S. Person owning Controlled Shares of 9.5% or more of the value of the Company or the voting shares of the Company (after giving effect to any adjustments or eliminations of voting power pursuant to the provisions of Bye-laws 49-53 inclusive), the Company will have the option but not the obligation to purchase or repurchase or assign to a third party the right to purchase the minimum number of shares held by such person which is necessary to eliminate such non-de minimis adverse tax, legal or regulatory consequence at a price determined in the discretion of the Board to represent such shares’ Fair Market Value;

(2)           “Fair Market Value” means, with respect to a repurchase of any shares of the Company in accordance with paragraph (1) of this Bye-law 64, (a) if such shares are listed on a securities exchange (or quoted in a securities quotation system),  the average closing sale price of such shares on such exchange (or in such quotation system), or, if such shares are listed on (or quoted in) more than one exchange (or quotation system), the average closing sale price of the shares on the principal securities exchange (or quotation system) on which such shares are then traded, or, if such shares are not then listed on a securities exchange (or quotation system) but are traded in the over-the-counter market, the average of the latest bid and asked quotations for such shares in such market, in each case for the last eight (8) trading days immediately preceding the day on which notice of the repurchase of such shares is sent pursuant to paragraph (1) of this Bye-law 64, or (b) (i) with respect to a repurchase, if no such closing sales prices or quotations are available because such shares are not publicly traded or otherwise, the fair value of such shares as determined by the Board; provided, that the calculation of the Fair Market Value of the shares (A) shall not include any discount relating to (x) the absence of a public trading market for, or any transfer restrictions on, such shares, or (y) the fact that such shares being repurchased represent a minority of the issued and outstanding shares, and (B) shall be final and the fees and expenses stemming from such calculation shall be borne by the Company or its assignee, as the case may be.  If a Shareholder disagrees with the price so determined by the Board and notifies the Company of such disagreement within ten (10) days after notice of such determination, the Fair Market Value per share and the liquidity discount, if any, will be determined by an independent appraiser retained by the Company at its expense and reasonably acceptable to such Shareholder.

REGISTER OF SHAREHOLDERS

65.           Contents of Register of Shareholders

The Board shall cause to be kept in one or more books a Register of Shareholders and shall enter therein the particulars required by the Act.

66.           Inspection of Register of Shareholders

The Register of Shareholders shall be open to inspection at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection.  The Register of Shareholders may, after notice has been given by advertisement in an appointed newspaper to that effect, be closed for any time or times not exceeding in the whole thirty days in each year.

67.           Determination of Record Dates

Notwithstanding any other provision of these Bye-laws, the Board may fix any date as the record date for:

(a)                                  determining the Shareholders entitled to receive any dividend or distribution; and

(b)                                 determining the Shareholders entitled to receive notice of and to vote at any general meeting of the Company.

TRANSFER OF SHARES

68.           Instrument of Transfer

(1)           Subject to paragraph (5) of Bye-law 69, an instrument of transfer shall be in the form or as near thereto as circumstances admit of Form “B” in the Schedule hereto or in such other common form as the Board may accept.  Such instrument of transfer shall be signed by or on behalf of the transferor and transferee provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone.  The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Shareholders.

(2)           The Board may refuse to recognize any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

69.           Restrictions on Transfer

(1)           The Board may decline to approve or register any transfer of shares if it appears to the Board, after taking into account, among other things, the adjustments or eliminations of voting power contained in Bye-laws 49-53 (inclusive), that any non-de minimis adverse tax, regulatory or legal consequences to the Company, any subsidiary of the Company, or any other direct or indirect holder of shares or its Affiliates would result from such transfer (including if such consequence arises as a result of any such U.S. Person owning Controlled Shares of 9.5% of more of the value of the Company or the voting shares of the Company (after giving effect to any adjustments or eliminations of voting power pursuant to the provisions of Bye-laws 49-53 inclusive).  The Board shall have the authority to request from any holder of shares, and such holder of shares shall provide, such information as the Board may reasonably request for the purpose of determining whether any transfer should be permitted.

(2)           Subject to any applicable requirements of the New York Stock Exchange (or any other applicable stock exchange), the Board (i) may decline to approve or to register any transfer of any share if a written opinion from counsel acceptable to the Company shall not have been obtained to the effect that registration of such shares under the U.S. Securities Act of 1933, as amended, is not required and (ii) shall decline to approve or to register any transfer of any share if the transferee shall not have been approved by applicable governmental authorities if such approval is required or if not in compliance with applicable consent, authorization or permission of any governmental body or agency in Bermuda.

(3)           If the Board refuses to register a transfer of any share, the Secretary shall send or procure that there shall be sent, within one month after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

(4)           The registration of transfers may be suspended at such times and for such periods as the Board may, from time to time determine, provided always that such registration shall not be suspended for more than 45 days in any year.

(5)           Shares may be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Act.

(6)           The restrictions on transfer of shares contained in this Bye-law 69 shall not apply to (a) any transfer that was approved by the Board prior to these Bye-laws coming into effect (as indicated in the resolutions adopting these Bye-laws), or (b) any transfer in connection with any matter approved by the Board prior to these Bye-laws coming into effect, including, without limitation, the initial public offering of the Company’s shares; provided, however any such transfer must be in compliance with applicable consent, authorization or permission of Bermuda Monetary Authority.

70.           Transfers by Joint Holders

The joint holders of any share or shares may transfer such share or shares to one or more of such joint holders, and the surviving holder or holders of any share or shares previously held by them jointly with a deceased Shareholder may transfer any such share to the executors or administrators of such deceased Shareholder.

TRANSMISSION OF SHARES

71.           Representative of Deceased Shareholder

In the case of the death of a Shareholder, the survivor or survivors where the deceased Shareholder was a joint holder, and the legal personal representatives of the deceased Shareholder where the deceased Shareholder was a sole holder, shall be the only persons recognized by the Company as having any title to the deceased Shareholder’s interest in the shares.  Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Shareholder with other persons.  Subject to the provisions of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Shareholder or such other person as the Board may decide as being properly authorized to deal with the shares of a deceased Shareholder.

72.           Registration on Death or Bankruptcy

Any person becoming entitled to a share in consequence of the death or bankruptcy of any Shareholder may be registered as a Shareholder upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favor of such nominee an instrument of transfer in the form, or as near thereto as circumstances admit, of Form “C” in the Schedule hereto.  On the presentation thereof to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Shareholder but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Shareholder before such Shareholder’s death or bankruptcy, as the case may be.

DIVIDENDS AND OTHER DISTRIBUTIONS

73.           Declaration of Dividends by the Board

(1)           The Board may, subject to these Bye-laws and in accordance with the Act, declare a dividend to be paid to the Shareholders, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets.  No unpaid dividend shall bear interest as against the Company.

(2)           The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

74.           Other Distributions

(1)           The Board may declare and make such other distributions (in cash or in specie) to the Shareholders as may be lawfully made out of the assets of the Company.  No unpaid distribution shall bear interest as against the Company.

75.           Reserve Fund

The Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalizing dividends or for any other special purpose.

76.           Deduction of Amounts Due to the Company

The Board may deduct from the dividends or distributions payable to any Shareholder all monies due from such Shareholder to the Company on account of calls or otherwise.

CAPITALIZATION

77.           Issue of Bonus Shares

(1)           The Board may resolve to capitalize any part of the amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Shareholders.

(2)           The Company may capitalize any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid or nil paid shares of those Shareholders who would have been entitled to such sums if they were distributed by way of dividend or distribution.

ACCOUNTS AND FINANCIAL STATEMENTS

78.           Records of Account

The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

(a)                                  all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b)                                 all sales and purchases of goods by the Company; and

(c)                                  the assets and liabilities of the Company.

Such records of account shall be kept at the registered office of the Company or, subject to the Act, at such other place as the Board may determine and shall be available for inspection by the Directors during normal business hours.

79.           Financial Year End

The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December of each year.

80.           Financial Statements

Subject to any rights to waive laying of accounts pursuant to the Act, financial statements as required by the Act shall be laid before the Shareholders in general meeting.

AUDIT

81.           Appointment of Auditor

Subject to the provisions of the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Shareholders shall be appointed by them as Auditor of the accounts of the Company.  Such Auditor may not be a Shareholder and no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

82.           Remuneration of Auditor

The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Shareholders may determine.

83.           Vacation of Office of Auditor

If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor’s services are required, the Board shall, as soon as practicable, convene a special general meeting to fill the vacancy thereby created.

84.           Access to Books of the Company

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

85.           Report of the Auditor

(1)           Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to provisions of the Act, the accounts of the Company shall be audited at least once in every year.

(2)           The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards.  The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Shareholders in a general meeting.

(3)           The generally accepted auditing standards referred to in paragraph (2) of this Bye-law may be those of a country or jurisdiction other than Bermuda, as may be determined by the Board.  If so, the financial statements and the report of the Auditor must disclose this fact and name such country or jurisdiction.

NOTICES

86.           Notices to Shareholders of the Company

A notice may be given by the Company to any Shareholder either by delivering it to such Shareholder in person or by sending it to such Shareholder’s address in the Register of Shareholders or to such other address given for the purpose.  For the purposes of this Bye-law, a notice may be sent by mail, courier service, cable, telex, telecopier, facsimile, email or other mode of representing words in a legible and non-transitory form.

87.           Notices to Joint Shareholders

Any notice required to be given to a Shareholder shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Shareholders and notice so given shall be sufficient notice to all the holders of such shares.

88.           Service and Delivery of Notice

Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile or other method as the case may be.

SEAL OF THE COMPANY

89.           The Seal

The seal of the Company shall be in such form as the Board may from time to time determine.  The Board may adopt one or more duplicate seals.

90.           Manner in which Seal is to be Affixed

Subject to Bye-law 61, the seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors, or any person appointed by the Board for the purpose, provided that any Director, Officer or Resident

Representative, may affix the seal of the Company attested by such Director, Officer or Resident Representative’s signature to any authenticated copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director, Officer or Resident Representative.

WINDING-UP

91.           Winding-Up/Distribution by Liquidator

If the Company shall be wound up, the liquidator may, with the sanction of a resolution of the Shareholders, divide amongst the Shareholders in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders; provided that each Shareholder holding common shares of the Company shall receive at least the pro rata portion (based on its ownership of such shares) of any cash so distributed.  The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Shareholders as the liquidator shall think fit, but so that no Shareholder shall be compelled to accept any shares or other securities or assets whereon there is any liability.

ALTERATION OF BYE-LAWS

92.           Alteration of Bye-Laws

No Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Board and by a resolution of the Shareholders.

SCHEDULE - FORM A (BYE-LAW 63)

NOTICE OF LIABILITY TO FORFEITURE FOR NON PAYMENT OF CALL

You have failed to pay the call of [amount of call] made on the           day of                , 20      last, in respect of the [number] share(s) [numbers in figures] standing in your name in the Register of Shareholders of the Company, on the       day of                     , 20      last, the day appointed for payment of such call.  You are hereby notified that unless you pay such call together with interest thereon at the rate of       per annum computed from the said       day of                      , 20      last, on or before the       day of                     , 20      next at the place of business of the Company, the share(s) will be liable to be forfeited.

Dated this       day of                     , 20

[Signature of Secretary]

By order of the Board

SCHEDULE - FORM B (BYE-LAW 68)

TRANSFER OF A SHARE OR SHARES

FOR VALUE RECEIVED

[amount]

[transferor]

Hereby sell assign and transfer unto

[transferee]

Of

[address]

[number of shares]

shares of

[name of Company]

Dated

(Transferor)

In the presence of:

(Witness)

(Transferor)

In the presence of:

(Witness)

SCHEDULE - FORM C (BYE-LAW 72)

TRANSFER BY A PERSON
BECOMING ENTITLED ON DEATH/BANKRUPTCY OF A SHAREHOLDER

I/We having become entitled in consequence of the [death/bankruptcy] of [name of the deceased Shareholder] to [number] share(s) standing in the register of Shareholders of [Company] in the name of the said [name of deceased Shareholder] instead of being registered myself/ourselves elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee his or her executors administrators and assigns subject to the conditions on which the same were held at the time of the execution thereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

WITNESS our hands this       day of                           , 20
Signed by the above-named

[person or persons entitled]
in the presence of:

Signed by the above-named
[transferee]
in the presence of: